                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the references to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 33-61279) and related Prospectus of ProNet Inc. for the registration of $100,000,000 of 11 7/8% Senior Subordinated Notes due 2005 and to the incorporation by reference therein of our reports (a) dated March 3, 1995, with respect to the consolidated financial statements and schedule of ProNet Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, and (b) with respect to the financials of companies to be acquired as follows:

               WITH RESPECT TO                       YEAR ENDED              REPORT DATED
---------------------------------------------  -----------------------  -----------------------
Apple Communications, Inc.                     December 31, 1994        August 4, 1995
SigNet of Raleigh, Inc.                        December 31, 1994        August 9, 1995
Cobbwells, Inc. d/b/a Page One                 December 31, 1994        August 24, 1995
A.G.R. Electronics, Inc.                       December 31, 1994        September 9, 1995
Nationwide Paging, Inc.                        December 31, 1994        September 9, 1995
and with respect to the statement of assets to be acquired as follows:
RCS Paging, A Division of
 Reisenweaver Communications, Inc.             December 31, 1994        September 9, 1995

all such statements are included in ProNet Inc.'s Current Report on Form 8-K dated September 15, 1995, and all filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Dallas, Texas
September 14, 1995